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                                                                    Exhibit 23.4


               CONSENT OF GRANT THORNTON LLP (VESTIN GROUP, INC.)


We have issued our report dated February 2, 2001, accompanying the financial statements of Vestin Group, Inc. and Subsidiaries, contained in Vestin Fund II, LLC's Registration Statement and Prospectus. We consent to the use of the aforementioned report in Vestin Fund II, LLC's Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP


Reno, Nevada
April 16, 2001